Exhibit 99.1

iPCS,  INC. REPORTS SECOND QUARTER RESULTS

Company Reports Record Adjusted EBITDA and Free Cash Flow

SCHAUMBURG, IL. – July 30, 2009 - iPCS, Inc. (NASDAQ: IPCS), a PCS Affiliate of Sprint Nextel Corporation, today reported financial and operational results for its second quarter ended June 30, 2009.

Second Quarter 2009 Highlights:

•                  Service revenue of $107.2 million, compared to $94.2 million for the prior year quarter, a year over year increase of 14%.

•                  Net income of $7.4 million, or $0.43 per diluted share, compared to a net loss of $0.6 million, or $0.04 per diluted share, for the prior year quarter.

•                  Adjusted EBITDA of $29.3 million, compared to $23.4 million in the prior year quarter, a year over year increase of 25%.  Included in Adjusted EBITDA for the second quarter is approximately $2.3 million in Sprint Nextel related litigation expenses compared to approximately $1.8 million in the prior year quarter.

•                  Capital expenditures of $11.7 million, compared to $26.6 million for the prior year quarter.

•                  Positive Free Cash Flow of $7.8 million, compared to negative Free Cash Flow of $8.4 million for the prior year quarter.

•                  Subscriber activity for the quarter as follows:

•                  Gross additions of approximately 55,300, compared to 61,800 for the prior year quarter.

•                  Net additions of approximately 10,100 in the quarter, compared to 13,400 for the prior year quarter.

•                  Churn, net of 30 day deactivations, of approximately 2.0%, compared to 2.3% for the prior year quarter.

•                  Ending subscribers of approximately 710,200, compared to 654,000 for the prior year quarter, a year over year increase of 9%.

“We are very pleased with our performance for the quarter.  Despite the challenging economic conditions, we were able to report the second consecutive quarter of positive EPS and the highest Adjusted EBITDA in our history,” remarked Timothy M. Yager, President and CEO of iPCS.  “We continue to grow our subscriber base, reduce churn and generate higher ARPU due in large part to our substantial investment in the network over the last several years.”

“The strong cash flow momentum we demonstrated during the first six months of the year has allowed us to repurchase nearly $6.0 million of our common stock to date.  After consideration of our strong operational cash flow and the improvements in our working capital position as well as the cash benefit of our first quarter settlement with Sprint, we are increasing our Free Cash Flow guidance for 2009.  However, given the current state of the U.S. economy, the competitive landscape and our efforts to improve churn by more tightly managing credit, we currently expect to be at or slightly below the low end of previously issued gross addition guidance range for the year. Nevertheless, our strong results for the first half of 2009 reinforce our confidence in reaffirming our previously issued 2009 Adjusted EBITDA guidance,” concluded Yager.

iPCS revises and reaffirms the following full year 2009 guidance as follows:

•                  Revised gross additions to be at or slightly below the low end of the range of 250,000 to 275,000.

•                  Reaffirmed Adjusted EBITDA of $100 million to $120 million, excluding expenses related to the Sprint Nextel litigation and the $4.3 million gain on the Sprint settlement.

•                  Reaffirmed capital expenditures of $35 million to $45 million.

•                  Revised Free Cash Flow of $25 million to $35 million, from $15 million to $25 million.

Conference Call to be held tomorrow, July 31st, at 11:00am ET (10:00am CT)

The Company will conduct a conference call to discuss its financial and subscriber results for the second quarter on Friday, July 31, 2009 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To listen to the call, dial 1-888-424-6214 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 973-935-8755. A replay of the call will be available beginning at 12:00 p.m. Eastern Time on July 31, 2009 and be available through midnight August 7, 2009.  To access the replay, dial 1-800-642-1687 using a pass code of 19094407.  To access the replay from international locations, dial 706-645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL).  As of June 30, 2009, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.6 million residents, and iPCS had approximately 710,200 subscribers. iPCS is headquartered in

Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures and non-financial terms used in this release include the following:

•      Gross subscriber additions for the period represent the number of new activations during the period (excluding transfers into our territory).

•      Net subscriber additions for the period represented is calculated as the gross subscriber additions in the period less the number of subscribers deactivated plus the net subscribers transferred in or out of our markets during the period.

•      Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary (credit-related) basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivate within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly service revenue earned from subscribers based in our territory.  This measure is calculated by dividing subscriber revenue or subscriber revenue plus roaming revenue in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenue associated with transactions with new subscribers, and selling and marketing expense, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Licensed Population represents the number of residents in the markets in our territory for which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Covered Population represents the number of residents covered by our portion of the wireless network of Sprint.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Free Cash Flow is defined as the net increase (decrease) in cash and cash equivalents less the change in debt (including payment in kind, or “PIK” interest), proceeds from the exercise of common stock options or the issuance or repurchase of common stock and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund or refinance scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt, the repurchase of common stock and purchase or sale of investments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including, but not limited to, the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation with Sprint concerning the scope of iPCS’s exclusivity under its affiliation agreements; (3) changes in Sprint’s affiliation strategy; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint Affiliates of Sprint Nextel; (5) iPCS’s reliance on Sprint’s internal support systems and its related execution of back office activities, including customer care, billing and back office support; (6) changes in iPCS’s customer default rates and/or in the level of bad debt expense; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) adverse changes in the amounts of, and the relationship between, roaming revenue iPCS receives and roaming expense iPCS pays; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the depth and duration of the economic downturn in the United States and its effect on our vendors, distribution partners and customers. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Form 10-Q for the quarter ended March 31, 2009 and our Form 10-Q for the quarter ended June 30, 2009 to be filed following the earnings call referenced in this press release.  Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Investor Contact:

Nathan Elwell

Financial Dynamics

312-553-6706

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$75,639	$55,940
Accounts receivable, net	42,321	37,859
Receivable from Sprint	27,867	25,623
Inventories, net	6,175	5,465
Assets held for sale	—	389
Prepaid expenses	7,069	7,223
Other current assets	101	63
Total current assets	159,172	132,562
Property and equipment, net	157,577	162,014
Financing costs, net	5,731	6,419
Deferred customer activation costs	3,178	3,816
Intangible assets, net	86,014	90,602
Goodwill	141,783	141,783
Other assets	411	416
Total assets	$553,866	$537,612

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$6,205	$5,051
Accrued expenses	17,335	18,337
Payable to Sprint	47,078	41,067
Deferred revenue	14,336	13,410
Accrued interest	5,287	5,519
Current maturities of long-term debt and capital lease obligations	40	37
Total current liabilities	90,281	83,421
Deferred customer activation fee revenue	3,178	3,816
Interest rate swap	13,596	16,621
Other long-term liabilities	5,872	6,551
Long-term debt and capital lease obligations, excluding current maturities	475,381	475,401
Total liabilities	588,308	585,810

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,263,483 and 17,163,221 shares issued, respectively	173	172
Additional paid-in-capital	169,835	167,531
Accumulated deficiency	(186,130)	(199,280)
Accumulated other comprehensive loss	(13,596)	(16,621)
Treasury stock, at cost; 400,899 and 0 shares, respectively	(4,724)	—
Total stockholders’ deficiency	(34,442)	(48,198)
Total liabilities and stockholders’ deficiency	$553,866	$537,612

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenue:
Service revenue	$107,139	$94,174	$211,120	$186,273
Roaming revenue	28,153	31,657	55,773	61,801
Equipment and other	4,867	3,540	9,430	6,955
Total revenue	140,159	129,371	276,323	255,029
Operating Expense:
Cost of service and roaming	71,650	70,463	143,800	138,647
Cost of equipment	15,320	12,874	31,532	24,537
Selling and marketing	17,336	16,444	33,986	34,303
General and administrative	7,736	7,992	16,617	15,080
Gain on Sprint settlement	—	—	(4,273)	—
Depreciation	9,961	11,556	20,247	23,217
Amortization of intangible assets	2,294	2,293	4,588	4,587
Loss on disposal of property and equipment, net	417	248	516	258
Total operating expense	124,714	121,870	247,013	240,629
Operating income	15,445	7,501	29,310	14,400
Interest income	78	384	164	1,104
Interest expense	(7,997)	(8,221)	(16,031)	(17,136)
Other income, net	22	15	27	30
Income (loss) before provision for income tax	7,548	(321)	13,470	(1,602)
Provision for income tax	170	325	320	650
Net income (loss)	$7,378	$(646)	$13,150	$(2,252)

Income (loss) per share of common stock:
Basic	$0.44	$(0.04)	$0.78	$(0.13)
Diluted	$0.43	$(0.04)	$0.77	$(0.13)

Weighted average shares of common stock outstanding:
Basic	16,820,907	17,154,237	16,946,548	17,145,140
Diluted	17,046,214	17,154,237	17,059,469	17,145,140

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Six Months Ended
	June 30, 2009	June 30, 2008

Cash Flows from Operating Activities:
Net income (loss)	$13,150	$(2,252)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Loss on disposal of property and equipment	517	258
Depreciation and amortization	24,835	27,804
Non-cash interest expense	688	688
Payment-in-kind interest	1,491	—
Stock-based compensation expense	2,314	3,660
Provision for doubtful accounts	4,864	10,149
Changes in assets and liabilities:
Accounts receivable	(9,326)	(14,945)
Receivable from Sprint	(2,245)	2,025
Inventories, net	(709)	(319)
Prepaid expenses, other current and long-term assets	822	1,068
Accounts payable, accrued expenses and other long–term liabilities	(1,606)	(1,179)
Payable to Sprint	6,011	810
Deferred revenue	289	717
Net cash flows provided by operating activities	41,095	28,484
Cash Flows from Investing Activities:
Purchases of property and equipment	(17,022)	(40,990)
Proceeds from disposition of property and equipment	185	163
Net cash flows used in investing activities	(16,837)	(40,827)
Cash Flows from Financing Activities:
Payments on capital lease obligations	(17)	(15)
Proceeds from the exercise of stock options	—	396
Payment of special cash dividend	(59)	(72)
Repurchase of common stock	(4,483)	(11)
Net cash flows (used in) provided by financing activities	(4,559)	298
Net increase (decrease) in cash and cash equivalents	19,699	(12,045)
Cash and cash equivalents at beginning of period	55,940	77,599
Cash and cash equivalents at end of period	$75,639	$65,554

Supplemental disclosure of cash flow information – cash paid for interest (net of amount capitalized)	15,536	17,004
Supplemental disclosure for non-cash investing activities:
Accounts payable and accrued expenses incurred for the acquisition of property, equipment and construction in progress	$1,202	$5,326

iPCS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

(In thousands)

Adjusted EBITDA

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net income (loss)	$7,378	$(646)	$13,150	$(2,252)
Net interest expense	7,919	7,837	15,867	16,032
Provision for income tax	170	325	320	650
Depreciation and amortization	12,255	13,849	24,835	27,804
Stock-based compensation expense	1,194	1,819	2,314	3,660
Loss on disposal of property and equipment, net	417	248	516	258
Adjusted EBITDA	$29,333	$23,432	$57,002	$46,152

Free Cash Flow

	For the Three Months Ended		For the Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Net increase (decrease) in cash and cash equivalents	$4,943	$(8,232)	$19,699	$(12,045)
Add back: Cash Flows from Financing Activities
Payments on capital lease obligations	8	8	17	15
Proceeds from the exercise of stock options	—	(259)	—	(396)
Payment of special cash dividend	30	36	59	72
Repurchases of common stock	2,857	11	4,483	11
Free cash flow	$7,838	$(8,436)	$24,258	$(12,343)

iPCS, INC. AND SUBSIDIARIES

Summary of Operating Statistics

(UNAUDITED)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008

Subscribers
Gross Additions	55,300	60,600	61,800
Net Additions	10,100	9,000	13,400
Total Subscribers	710,200	700,100	654,000
Churn, net	2.0%	2.3%	2.3%

Average Revenue Per User, Monthly
Including Roaming	$64	$63	$65
Without Roaming	$51	$50	$48

Cash Cost Per User, Monthly
Including Roaming	$39	$40	$41
Without Roaming	$29	$31	$32

Cost Per Gross Addition	$429	$402	$358

Licensed Population (Millions)	15.1	15.1	15.1
Covered Population (Millions)	12.6	12.5	12.2
Cell Sites	1,941	1,912	1,763

iPCS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(UNAUDITED)

(Dollars in thousands except per user and per gross addition amounts)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008
ARPU
Service revenue	$107,139	$103,981	$94,174
Roaming revenue	28,153	27,620	31,657
Total service and roaming revenue	$135,292	$131,601	$125,831
Average subscribers	704,400	695,400	648,030

Average revenue per user including roaming, monthly	$64	$63	$65
Average revenue per user without roaming, monthly	$51	$50	$48

CCPU
Cost of service and roaming	$71,650	$72,150	$70,463
plus: General and administrative	7,736	8,881	7,992
less: Stock-based compensation expense	(1,050)	(984)	(1,615)
less: Retail equipment upgrade revenue	(1,563)	(1,273)	(912)
plus: Retail equipment cost of upgrades	5,482	5,091	4,406
Total cash costs including roaming	$82,255	$83,865	$80,333
less: Roaming expense	(20,409)	(19,261)	(18,304)
Total cash costs without roaming	$61,846	$64,604	$62,029
Average subscribers	704,400	695,400	648,030

Cash cost per user, monthly	$39	$40	$41
Cash cost per user without roaming, monthly	$29	$31	$32

CPGA
Selling and marketing	$17,336	$16,650	$16,444
less: Stock-based compensation expense	(144)	(136)	(204)
less: Equipment revenue, net of upgrade revenue	(3,293)	(3,275)	(2,608)
plus: Equipment costs, net of cost of upgrades	9,838	11,121	8,468
CPGA Costs	$23,737	$24,360	$22,100
Gross additions	55,300	60,600	61,800

Cost per gross addition	$429	$402	$358